Exhibit 10.14

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT, dated as of October 11, 2002 (this “Agreement”), is entered into by and among Motive Communications, Inc., a Delaware corporation (“Company”), with its principal executive office at 12515 Research Blvd., Bldg. 5, Austin, Texas 78759-2220, and THE PERSONS AND ENTITIES LISTED ON THE SCHEDULE OF INVESTORS attached hereto as Schedule I (each a “Investor”, and collectively, the “Investors”).

RECITALS

A. On the terms and subject to the conditions set forth herein, each Investor is willing to purchase from Company, and Company is willing to sell to such Investor, a promissory note in the principal amount set forth opposite such Investor’s name on Schedule I hereto, together with a related warrant to acquire shares of Company’s capital stock (together, the “Units”).

B. Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The Units.

(a) Issuance of Notes and Warrants. At the Closing (as defined below), Company agrees to issue and sell to each of the Investors, and, subject to all of the terms and conditions hereof, each of the Investors agrees to purchase a senior subordinated promissory note in the form of Exhibit A hereto (each, a “Note”, and collectively, the “Notes”) in the principal amount set forth opposite the respective Investor’s name on Schedule I hereto. The obligations of the Investors to purchase Notes are several and not joint.

(b) In consideration for the purchase by the Investors of the Notes and payments to Company of the purchase price therefore set forth on Schedule I hereto, Company will issue to each Investor a warrant to purchase shares in the form attached hereto as Exhibit B (each, a “Warrant” and collectively, the “Warrants”) to purchase up to the number of shares of Common Stock equal to the number of shares set forth opposite each Investor’s name on the Schedule I hereto.

(c) Delivery. The sale and purchase of the Notes and Warrants shall take place at a closing (the “Closing”) to be held at such place and time as Company and the Investors may determine (the “Closing Date”). At the Closing, Company will deliver to each of the Investors the respective Note and Warrant to be purchased by such Investor, against receipt by Company of the corresponding purchase price set forth on Schedule I hereto (the “Purchase Price”). Each of the Notes and Warrants will be registered in such Investor’s name in Company’s records. Company’s agreement with each of the Investors is a separate agreement, and the sale of the Notes and Warrants to each of the Investors is a separate sale.

(d) Use of Proceeds. The proceeds of the sale and issuance of the Notes shall be used for working capital and general corporate purposes.

(e) Payments. Company will make all cash payments due under the Notes in immediately available funds by 5:00 P.M. Central time on the date such payment is due in the manner and at the address for such purpose specified below each Investor’s name on Schedule I hereto, or at such other address as a Investor or other registered holder of a Note may from time to time direct in writing.

2. Representations and Warranties of Company. Except as set forth on Schedule II hereto, Company represents and warrants to each Investor that:

(a) Organization, Good Standing and Qualification. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

(b) Capitalization and Voting Rights. The authorized capital of Company consists of:

(i) Preferred Stock. 27,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of which 7,925,472 shares have been designated Series A Preferred Stock (the “Series A Preferred Stock”), all of which are issued and outstanding, 3,225,639 shares have been designated Series B Preferred Stock (the “Series B Preferred Stock”), 3,164,493 of which are issued and outstanding, 2,550,000 shares have been designated Series C Preferred Stock (the “Series C Preferred Stock”), 2,486,639 of which are issued and outstanding, 2,067,000 shares have been designated Series D-1 Preferred Stock (the Series D-1 Preferred Stock”), 2,066,309 of which are issued and outstanding, 2,600,000 shares have been designated Series D-2 Preferred Stock (the Series D-2 Preferred Stock”), 2,524,458 of which are issued and outstanding, 280,000 shares have been designated Series D-3 Preferred Stock (the Series D-3 Preferred Stock”), 186,210 of which are issued and outstanding, 4,500,000 shares have been designated Series E-1 Preferred Stock (the Series E-1 Preferred Stock”), 2,779,405 of which are issued and outstanding, 3,000,000 shares have been designated Series E-2 Preferred Stock (the Series E-2 Preferred Stock”), 2,396,034 of which are issued and outstanding. The rights, privileges and preferences of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D-1 Preferred Stock, Series D-2 Preferred Stock, Series D-3 Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock are as stated in the Restated Certificate.

(ii) Common Stock. 70,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), 22,823,062 of which shares are issued and outstanding.

(iii) Except for (A) the conversion privileges of the Preferred Stock, (B) the rights provided in Sections 2.5 and 2.7 of that certain Amended and Restated Investors’ Rights Agreement, by and among Company, certain investors and the Founders (as defined therein), (the “Investors’ Rights Agreement”), (C) currently outstanding options to purchase 3,328,172 shares of Common Stock granted pursuant to Company’s 1997 Stock Option/Stock Issuance Plan or the Ventix Systems, Inc. Stock Plan (the “Option Plan”), (D) currently outstanding warrants to purchase 625,000 shares of Common Stock and (E) currently outstanding warrants to purchase 74,984 shares of Series D-2 Preferred Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Company of any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of Company’s capital stock. Except as contemplated by the Investors’ Rights Agreement and the First Refusal Agreement (as defined below), no shares of Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants, or rights, or other stock issuable by Company, are subject to any preemptive rights, rights of first refusal, or other rights to purchase such stock (whether in favor of Company or any other person) pursuant to any agreement or commitment of Company. Company has reserved an aggregate of 9,280,828 shares of its Common Stock for purchase upon exercise of options granted and outstanding or to be granted in the future under the Option Plan. Except for that certain Amended and Restated Voting Agreement dated June 6, 1997 by and among Company, the Investors (as defined therein) and the Founders (as defined therein), Company is not a party or subject to any agreement or understanding, and, to the best of Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of Company.

(iv) All outstanding shares of Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration and qualification provisions of the Securities Act of 1933 (the “Securities Act”), and any relevant state securities laws or pursuant to valid exemptions from the Securities Act and any relevant state securities laws.

(c) Subsidiaries. Other than as described on Schedule II, Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. Company is not a participant in any joint venture, partnership, or similar arrangement. Company owns all of the outstanding equity securities of each corporation, association or other business entity described on Schedule II.

(d) Authorization; Valid Issuance. All corporate action on the part of Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Warrants, the Notes, the Waiver of Notice and Amendment dated as of the date hereof, and the Certificate of Amendment to Company’s Certificate of Incorporation (the “Transaction Documents”), the performance of all obligations of Company hereunder and thereunder has been taken or will be taken prior to the Closing. Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents. This Agreement constitutes, and the other Transactions Documents when executed and delivered will constitute, valid and legally binding obligations of Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. The securities issuable upon exercise of the Warrants (the “Warrant Shares”), when issued and paid for as provided in this Agreement, shall be duly authorized and validly issued. The Notes and Warrants, when issued and paid for as provided in the Warrants, shall be duly authorized and validly issued, fully paid, and nonassessable. Based in part on the representations made by the Investors in Section 3, the Notes, Warrants and the Warrant Shares (assuming no change in applicable law and no unlawful distribution of the Warrant Shares by the Investors or any other parties) are exempt from the registration and prospectus delivery requirements of the Securities Act (provided that, with respect to the Warrant Shares, no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of the Warrant Shares upon the exercise of the Warrant and no additional consideration is paid for the Warrant Shares other than surrender of the applicable Warrants upon conversion or exercise of such Warrants). Company has not offered any Notes and Warrants, or substantially similar securities of Company, for sale to, or solicited any offers to buy from, any persons other than the Investors and the existing holders of capital stock of Company. Company has not taken any action that shall cause the issuance, sale, and delivery of the Notes and Warrants to constitute a violation of the Securities Act or any applicable state securities laws.

(e) Governmental Consents. Other than filings which are required or permitted to be made pursuant to federal or state securities laws, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Company is required in connection with the execution, delivery and consummation of the transactions contemplated by this Agreement and the other Transaction Documents and the performance by Company of its obligations hereunder and thereunder. All such filings shall be made within the time prescribed by law.

(f) Litigation. There is no action, suit, proceeding or investigation pending or, to Company’s knowledge, currently threatened against Company that questions the validity of this Agreement or any of the other Transaction Documents or the right of Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in (i) any material adverse change in the assets, condition, or affairs of Company, financially or otherwise, (ii) any change in the current equity ownership of Company or (iii) a material adverse effect on the ability of Company to repay the Obligations (as defined in the Notes) or otherwise perform its obligations under the Transaction Documents (a “Material Adverse Effect”). The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or, to Company’s knowledge, threatened involving the prior employment of any of Company’s employees, their use in connection with Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

(g) Proprietary Information and Inventions Agreements. Each employee and officer of Company has executed a Proprietary Information and Inventions Agreement in the form made available to the Investors. Company, after reasonable investigation, is not aware that any of its employees or officers is in violation thereof, and Company will use its best efforts to prevent any such violation.

(h) Patents and Trademarks. To the best of its knowledge, Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. Company has not received any communications alleging that Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of Company or that would conflict with Company’s business as now conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of Company’s business by the employees of Company, nor the conduct of Company’s business as proposed, will, to the best of Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

(i) Compliance with Other Instruments. Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to the best of its knowledge, of any provision of any federal or state statute, rule or regulation applicable to Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, contract, federal or state statute, rule or regulation or an event that results in the creation of any Lien (as defined below) upon any assets of Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to Company, its business or operations or any of its assets or properties.

(j) Agreements; Action.

(i) Except for agreements explicitly contemplated hereby and by the Investors’ Rights Agreement, and that certain Amended and Restated Right of First Refusal Agreement, by and among Company, the Investors (as defined therein) and the Founders (as defined therein), dated as of November 2, 2001 (the “First Refusal Agreement”), there are no agreements, understandings or proposed transactions between Company and any of its officers, directors, affiliates, or any affiliate thereof.

(ii) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which Company is a party or by which it is bound that may involve (A) obligations (contingent or otherwise) of, or payments to Company in excess of, $50,000 not entered into in the ordinary course of business, or (B) the license of any patent, copyright, trade secret or other proprietary right to or from Company (other than the license of software and products in the ordinary course of business), or (C) provisions restricting or affecting the development, manufacture or distribution of Company’s products or services.

(iii) Company has not (A) except as set forth on Schedule II, declared or paid any dividends or authorized or made any distribution upon or with respect to any class or Series of its capital stock, (B) made any loans or advances to any person, other than ordinary advances for travel expenses and commissions, or (C) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(iv) For the purposes of subsections (ii) and (iii) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(v) Company is not engaged in any discussion (A) with any representative of any corporation or corporations regarding the consolidation or merger of Company with or into any such corporation or corporations, (B) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of Company or a transaction or Series of related transactions in which more than fifty percent (50%) of the voting power of Company is disposed of, or (C) regarding any other form of acquisition, liquidation, dissolution or winding up of Company.

(k) Related-Party Transactions. No employee, officer, or director of Company or member of his or her immediate family is indebted to Company, nor is Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation that markets or sells products that are competitive with the products that Company proposes to develop, except that employees, officers, or directors of Company and members of their immediate families may own stock in publicly traded companies that may compete with Company. No member of the immediate family of any officer or director of Company is directly or indirectly interested in any material contract with Company.

(l) Permits. Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of Company. Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(m) Disclosure. Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Units and all information that Company believes is reasonably necessary to enable such Investor to make such decision. To the best of its knowledge, neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

(n) Registration Rights. Except as provided in the Investors’ Rights Agreement, Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

(o) Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Restated Certificate and Bylaws of Company are in the form previously made available to special counsel for the Investors.

(p) Indebtedness. Except for Permitted Indebtedness, Company has no outstanding Indebtedness.

(q) Title to Property and Assets. Company owns its property and assets free and clear of all Liens, except for Permitted Liens (as defined below). With respect to the property and assets it leases, Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any Liens.

(r) No Brokers. Company is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement or in connection with any transaction contemplated hereby.

(s) Taxes. Company has filed all tax returns that are required to have been filed with appropriate federal governmental agencies or instrumentalities. To its knowledge, Company has filed all material tax returns that are required to have been filed with appropriate state, county, local, and foreign governmental agencies or instrumentalities. All such returns and reports were true and correct in all material respects at the time made. Company has paid or established reserves (such reserves are adequate for taxes due or accrued as of the date of this Agreement) for all income, franchise, and other taxes, assessments, governmental charges, penalties, interest, and fines due and payable by it. Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(A) or Section 341(F) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect. Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes, and Federal Unemployment Tax Act taxes required to be withheld or collected from each payment made to each of its employees and has paid the same to the proper tax receiving officers or authorized depositories. No federal or state income or sales tax return of Company has been audited, no deficiency assessment or proposed adjustment of Company’s United States income tax, state or municipal taxes or sales taxes is pending, and Company has no knowledge of any proposed liability for any tax to be imposed on its property or assets.

(t) Employee Matters. Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Company. The employment of each officer and employee of Company is terminable at the will of Company.

(u) Section 83(B) Elections. To the best of Company’s knowledge, all individuals who have purchased shares of Company’s Common Stock that are subject to forfeiture have timely filed elections under Section 83(B) of the Code and any analogous provisions of applicable state tax laws.

(v) ERISA. Company does not have or contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which Company has made all required contributions and has complied with all applicable laws).

(w) Financial Statements. Company has furnished to each of the Investors a complete and correct copy of the following financial statements (collectively, the “Financial Statements”): (i) Company’s audited balance sheet as of December 31, 2001 and statements of operations, changes in stockholders’ equity and cash flows for the fiscal year then ended, and (ii) Company’s unaudited balance sheet as of June 30, 2002 (the “Balance Sheet Date”) and statements of operations, and cash flow for the six-month period ended as of the Balance Sheet Date (the “Most Recent Financial Statements”). The Financial Statements are complete and correct, are in accordance with the books and records of Company and present fairly the financial condition and results of operations of Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied (“GAAP”) throughout the periods indicated and with each other, except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which will not be material, individually or in the aggregate. Except as set forth in the Most Recent Financial Statements, Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of the Most Recent Financial Statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Most Recent Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Company. Except as disclosed in the Most Recent Financial Statements, Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. Company maintains and shall continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(x) Solvency. Company is not left with unreasonably small capital after the transactions contemplated by this Agreement and the Transaction Documents; Company is able to pay its debts (including trade debts) as they mature; and, to Company’s knowledge, the fair saleable value of Company’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities.

(y) Regulatory Compliance. Company is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Company is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Company has complied with all the provisions of the Federal Fair Labor Standards Act, except where such noncompliance, either individually or in the aggregate, would not have a Material Adverse Effect. Company has not violated any statutes, laws, ordinances or rules applicable to it, violation of which could have a Material Adverse Effect.

(z) Environmental Condition. To Company’s knowledge, Company has complied and is in compliance with all applicable environmental protection statutes and laws; and Company has not received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Company resulting in the release, or other disposition of hazardous waste or hazardous substances into the environment.

3. Representations and Warranties of Investors. Each Investor, for that Investor alone, represents and warrants to Company upon the acquisition of the Note and the Warrants as follows:

(a) Binding Obligation. Such Investor has full legal capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement is a valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) Securities Law Compliance. Such Investor has been advised that the Notes, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. Such Investor is aware that Company is under no obligation to effect any such registration with respect to the Notes, the Warrants or the underlying securities or to file for or comply with any exemption from registration. Such Investor has not been formed solely for the purpose of making this investment and is purchasing the Notes or Warrants to be acquired by such Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Such Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act.

(c) Access to Information. Such Investor acknowledges that Company has given such Investor access to the corporate records and accounts of Company and to all information in its possession relating to Company, has made its officers and representatives available for interview by such Investor, and has furnished such Investor with all documents and other information requested by Investor that Investor believes is required for such Investor to make an informed decision with respect to the purchase of the Notes and the Warrants.

4. Certain Covenants. While any amount is outstanding under the Notes, without the prior written consent of Investors holding at least 50% of the aggregate outstanding principal amount of the Notes (a “Majority in Interest”):

(a) Reservation of Shares. Company shall at all times reserve out of its authorized but unissued capital stock a sufficient number of shares of Common Stock or Preferred Stock (as defined in the Warrant) for issuance upon the exercise of the outstanding Warrants.

(b) Indebtedness. Company shall not create, incur, assume or permit to exist any Indebtedness, other than Permitted Indebtedness. “Indebtedness” shall mean and include (i) all obligations for borrowed money or with respect to deposits or advances of any kind, (ii) all obligations evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations upon which interest charges are customarily paid, (iv) all obligations to pay the deferred purchase of property or services, (v) all obligations with respect to capital leases, (vi) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by any individual, partnership, corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority (each, a “Person”), (vii) all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit, bankers’ acceptances and similar surety instruments, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by Company, whether or not the obligations secured thereby have been assumed, and (ix) all obligations in excess of $5,000,000 of Company in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, but shall exclude accounts payable (to the extent current or not more than 90 days past due) and accruals arising in the ordinary course of business. “Permitted Indebtedness” shall mean (i) up to a maximum aggregate principal amount of $30,000,000, (1) Indebtedness of Company incurred pursuant to the Amended and Restated Loan and Security Agreement, dated as of November 15, 2000, as amended from time to time, between Company and Comerica Bank – California, and (2) any other senior, secured Indebtedness of Company to commercial banking institutions; (ii) any Indebtedness incurred by Company after the date hereof that is subordinated to the Obligations (as defined in the Notes) pursuant to a subordination agreement acceptable to holders of a Majority in Interest, in their sole discretion; (iii) Indebtedness to trade creditors incurred in the ordinary course of business, including deposits and advances; (iv) Indebtedness incurred solely for the purpose of financing the purchase price of equipment, including deferred purchase arrangements and capital leases; (iv) Indebtedness secured by Permitted Liens; (v) sales or financings of accounts receivable to commercial lending institutions or similar entities; and (vi) letters of credit, bankers’ acceptances and similar surety instruments in the ordinary course of business, including letters of credit securing leased facilities.

(c) Liens. Company shall not create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for Permitted Liens (as defined below). “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction. “Permitted Liens” shall mean and include: (i) Liens for taxes or other governmental charges not at the time delinquent or being contested in good faith, provided provision is made to the reasonable satisfaction of the Investors for the eventual payment thereof if subsequently found payable; (ii) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the reasonable satisfaction of Investors for the eventual payment thereof if subsequently found payable; (iii) deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iv) easements, reservations, rights of way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property in a manner not materially or adversely affecting the value or use of such property; (v) Liens upon any equipment acquired or held by Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such Equipment, so long as such Lien extends only to the equipment financed and any accessions, replacements, substitutions and proceeds (including insurance proceeds) of such equipment, (vi) Liens in favor of the holders of Senior Debt, (vii) Liens in favor of customs and revenue authorities arising as matter of law to secure payments of customs duties in connection with the importation of goods; (viii) Liens which constitute rights of setoff of a customary nature or banker’s liens, whether arising by law or by contract, and (ix) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

(d) Dividends, Redemptions, Etc. Company shall not (i) pay any dividends or make any distributions on its equity securities; (ii) purchase, redeem, retire, defease or otherwise acquire for value any of its equity securities; (iii) return any capital to any holder of its equity securities; (iv) make any distribution of assets, equity securities, obligations or securities to any holder of its equity securities; or (v) set apart any sum for any such purpose; provided, however that Company may exercise any rights of repurchase granted to it under the Option Plan as now in effect or amended with the approval of a Majority in Interest.

(e) Corporate Existence. Company shall preserve and maintain its corporate existence in the State of Delaware and all of its licenses, privileges and franchises and other rights necessary or desirable in the normal course of its businesses. Company shall qualify to do business and shall be and remain in good standing in each jurisdiction in which the nature of its business requires it to be so qualified, or in which failure to be so qualified and in good standing would have a Material Adverse Effect.

(f) Financial Information. Company shall furnish to Investors the following:

(i) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of Company, an income statement for such fiscal year and a balance sheet of Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by Company; and

(ii) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of Company, an unaudited income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

(g) Compliance with Laws and Agreements. Company shall comply with all applicable laws and governmental requirements, except where the failure to do so would not have a Material Adverse Effect. Company shall pay and discharge when due any and all Indebtedness, obligations, assessments and real and personal property taxes, including, but not limited to, federal and state income taxes, except as may be subject to good faith contest or as to which a bona fide dispute may arise. Company shall not become an “investment company” or a company controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Note for such purpose; fail to meet the minimum funding requirements of Section 302 of ERISA with respect to the employee benefit plan of Company; permit a Reportable Event as defined in Section 4043 of ERISA or Prohibited Transaction as defined in Section 406 of ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, which violation could have a Material Adverse Effect.

(h) Subsidiaries. Company shall not acquire, own or control, directly or indirectly, any interest in any other Person, other than:

(i) corporations, associations or other business entities (A) formed by Company and existing under the laws of a jurisdiction other than the U.S. or any state, district or other governmental unit within the U.S., (B) that do not have a headquarters or other office within the U.S. and do not do a material portion of their business within the U.S., (C) all of the equity securities of which are owned or held, directly or indirectly, both beneficially and of record, by Company, and (D) that do not have any Indebtedness, other than Permitted Indebtedness; or

(ii) corporations (A) formed by Company with the advance written consent of a Majority in Interest, (B) all of the equity securities and Indebtedness of which are owned or held, directly or indirectly, both beneficially and of record, by Company, and (C) that become a party to this Agreement on terms and conditions acceptable to a Majority in Interest, subject to all of the duties and restrictions as Company, including being a primary obligor on the Notes. Company shall not participate in any joint venture, partnership, or similar arrangement in which Company would have a greater than 50% equity ownership.

(i) Insurance. Unless Company’s Board of Directors determines otherwise, Company shall maintain in full force and effect with reputable insurance providers (i) fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of the properties, that are material to its business, that might be damaged or destroyed, and (ii) liability insurance against such losses and risks and in such amounts as are customary and prudent in the case of corporations similarly situated and in a similar business.

5. Conditions to Closing of the Investors. Each Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by all of the Investors:

(a) Representations and Warranties. The representations and warranties made by Company in Section 2 hereof shall have been true and correct in all material respects when made, and shall be true and correct on the Closing Date.

(b) Covenants. Company shall have performed and complied in all material respects with all agreements and conditions in this Agreement required to be performed or complied with by Company prior to or at the Closing.

(c) Compliance Certificate. Company shall have delivered to the Investors a certificate, executed by the President of Company, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 5(a) and (b).

(d) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes and Warrants.

(e) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Investors, of the Notes and Warrants shall be legally permitted by all laws and regulations to which the Investors or Company are subject.

(f) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investors.

(g) Transaction Documents. Company shall have duly executed and delivered to the Investors the following documents:

(i) This Agreement;

(ii) Each Note and Warrant issued hereunder; and

(iii) The Waiver of Notice and Amendment to the Investors’ Rights Agreement, in form and substance satisfactory to the Investors.

(h) Corporate Documents. Company shall have delivered to the counsel for the Investors each of the following:

(i) The Certificate of Incorporation of Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware.

(ii) A Certificate of Good Standing or comparable certificate as to Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware and a Certificate of Good Standing certified as of a recent date prior to the Closing Date by the Secretary of the State of Texas.

(iii) A certificate of the Secretary of Company, dated the Closing Date, certifying (a) that the Certificate of Incorporation of Company, delivered to Investors pursuant to Section 5(h)(i) hereof, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) that attached thereto is a true and correct copy of the Bylaws of Company as in effect on the Closing Date; (c) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Company and continuing in effect, which authorize the execution, delivery and performance by Company of this Unit Purchase Agreement, the Notes and the Warrants and the consummation of the transactions contemplated hereby and thereby; and (d) that there are no proceedings for the dissolution or liquidation of Company (commenced or threatened).

(i) Certificate of Amendment. Company shall deliver to the Investors evidence satisfactory to the Investors that the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Company, in form and substance satisfactory to the Investors, shall have been duly adopted by Company by all necessary corporate action of its Board of Directors and stockholders, and shall have been duly filed with and accepted by the Secretary of State of the State of Delaware.

(j) Opinion. Company shall have delivered to each Investor an opinion of counsel to Company, dated as of the date of the Closing, in the form attached to this Agreement as Exhibit C.

6. Conditions to Obligations of Company. Company’s obligation to issue and sell the Notes at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by Company:

(a) Representations and Warranties. The representations and warranties made by the Investors in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct on the Closing Date.

(b) Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Notes.

(c) Legal Requirements. At the Closing, the sale and issuance by Company, and the purchase by the Investors, of the Notes shall be legally permitted by all laws and regulations to which the Investors or Company are subject.

(d) Purchase Price. Each Investor shall have delivered to Company the Purchase Price in respect of the Note and Warrant being purchased by such Investor referenced in Section 1(b) hereof.

(e) Subordination Agreement. Each Investor shall have executed and delivered to Company a Subordination Agreement in the form attached hereto as Exhibit D.

7. Default; Remedies. Any “Event of Default” as defined in the Notes (including any notice to the extent required pursuant to the Notes) shall constitute an “Event of Default” under this Agreement. Upon the occurrence and during the continuance of an Event of Default, the holders of a Majority in Interest may, at their election, without notice of their election and without demand, do any one or more of the following, all of which are authorized by Company:

(a) Declare all Obligations immediately due and payable (provided that upon the certain Events of Default described in the Notes all Obligations become immediately due and payable without any action by Investors);

(b) Without notice to Company set off and apply to the Obligations any and all indebtedness or obligations at any time owing to or for the credit or the account of Company held by any Investor; and

(c) Credit bid and purchase at any public sale, or at any private sale as permitted by law any or all of the assets of Company.

8. Remedies Cumulative. The Investor’s rights and remedies under this Agreement, the Transaction Documents, and all other agreements shall be cumulative. The Investors shall have all other rights and remedies not expressly set forth herein as provided under the Code, by law, or in equity. No exercise by an Investor of one right or remedy shall be deemed an election, and no waiver by an Investor of any Event of Default on Company’s part shall be deemed a continuing waiver.

9. Indemnification. Company, without limitation as to time, assumes liability for and agrees to indemnify, defend and hold harmless each Investor and its officers, directors, stockholders, partners, employees, agents and affiliates (collectively, “Indemnified Persons”) from and against, all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys’ fees and expenses) (collectively, “Losses”) (i) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement; (ii) any non-fulfillment or breach of any covenant or agreement of the Company contained in this Agreement or any other Transaction Document; or (iii) incurred in connection with any action or proceeding against the Company or any Indemnified Person arising out of or in connection with this Agreement, any other Transaction Document (or any other document or instrument executed pursuant to this Agreement or to any other Transaction Document), or the transactions contemplated in this Agreement or in any other Transaction Document, other than (a) Losses that are finally determined in such action or proceeding to be primarily and directly a result of (1) the gross negligence of such Indemnified Person, (2) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company, (3) the willful misconduct or a knowing violation of applicable law by such Indemnified Person, or (4) a transaction from which such Indemnified Person received an improper personal benefit, or (b) Losses that are the subject of the indemnification agreement entered into by the Company and such Indemnified Person pursuant to the Investors’ Rights Agreement, as to which Losses such indemnification agreement, rather than this Section, shall apply. The Company agrees to reimburse each Indemnified Person promptly for all such Losses as they are incurred by such Indemnified Person after the Company receives a written undertaking of such Indemnified Person to reimburse the Company for any payments made by the Company to such Indemnified Person if it is finally determined in such action or proceeding that such Indemnified Person is not entitled to indemnification pursuant to clause (iii) above. The obligations of the Company to each Indemnified Person under this Section shall be separate and distinct obligations and shall survive any transfer of securities by any Investor and the expiration or termination of this Agreement or any other Transaction Agreement. THE COMPANY AND THE INVESTORS INTEND THAT THE INDEMNIFIED PERSONS BE INDEMNIFIED FROM LIABILITY FOR THEIR OWN NEGLIGENCE PURSUANT TO THIS SECTION.

10. Miscellaneous.

(a) Waivers and Amendments. Any provision of this Agreement may be amended, waived or modified only upon the written consent of Company and holders of a Majority in Interest.

(b) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflicts of law provisions of the State of Texas or any other state.

(c) Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, their respective counsel, or Company, as the case may be.

(d) Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(e) and 7(f) below, the rights and obligations of Company and the Investors of the Notes shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(e) Registration, Transfer and Replacement of the Notes and the Warrants. The Notes and Warrants issuable under this Agreement shall be registered notes and warrants. Company will keep, at its principal executive office, books for the registration and registration of transfer of the Notes and the Warrants. Prior to presentation of any Note or Warrant for registration of transfer, Company shall treat the Person in whose name such Note or Warrant is registered as the owner and holder of such Note or Warrant for all purposes whatsoever, whether or not such Note shall be overdue, and Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note or Warrant, the holder of any Note or Warrant, at its option, may in person or by duly authorized attorney surrender the same for exchange at Company’s chief executive office, and promptly thereafter and at Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s) or Warrant(s), each in the principal or number requested by such holder, with respect to Notes, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and, with respect to Warrants, dated as of the date of the surrendered Warrant, and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered or the number of Shares issuable under such Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note or Warrant and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (without requirement of bond); or (b) in the case of mutilation, upon surrender thereof, Company, at its expense, will execute and deliver in lieu thereof a new Note or Warrant executed in the same manner as the Note or Warrant being replaced, in the same principal amount as the unpaid principal amount of such Note and dated the date to which interest shall have been paid on such Note or, if no interest shall have yet been so paid, dated the date of such Note and the same date as such Warrant, as applicable.

(f) Assignment by Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of holders of a Majority in Interest.

(g) Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among Company and Investors and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(h) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(i) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to an Investor, at such Investor’s address or facsimile number set forth in the Schedule of Investors attached as Schedule I, or at such other address as such Investor shall have furnished Company in writing, or (ii) if to Company, at 12515 Research Blvd., Bldg. 5, Austin, TX 78759-2220, Tel: (512)-339-8335, Fax: (512) 531-2400 (Attn: Paul Baker), with a copy to Wilson, Sonsini, Goodrich & Rosati, P.C., 8911 Capital of Texas Highway North, Westech 360, Suite 3350, Austin TX 78759, (Attn: Tony Allen) Tel: (512) 338-5400, Fax: (512) 338-5499. All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; or (d) when faxed, upon confirmation of receipt.

(j) Expenses. Company shall pay on demand all reasonable fees and expenses of special counsel for Austin Ventures in connection with the preparation, execution and delivery of this Agreement and the other Transaction Documents up to a maximum amount of $35,000.

(k) Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement and the other Transaction Documents.

(l) Separability of Agreements; Severability of this Agreement. Company’s agreement with each of the Investors is a separate agreement and the sale of the Notes to each of the Investors is a separate sale. Unless otherwise expressly provided herein, the rights of each Investor hereunder are several rights, not rights jointly held with any of the other Investors. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Investor whether arising by reason of the law of the respective Investor’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Investors. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(m) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(n) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any Investor, upon any breach or default of Company under this Agreement or the other Transaction Documents shall impair any such right, power, or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character of any breach or default under this Agreement or any waiver of any provisions or conditions of this Agreement (collectively, the “Waivers”) must be made in a writing executed by the Investors or holders of a Majority in Interest, as the case may be. Waivers executed by an Investor shall be effective only to the extent (i) specifically set forth in writing and (ii) such waiver applies to such executing Investor. Waivers executed by holders of a Majority in Interest shall be effective only to the extent (i) specifically set forth in writing and (ii) such waiver applies to such executing holders of a Majority in Interest. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

(o) Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any other Investor, or any officer, director, stockholder, employee, agent, partner or affiliate of any such other Investor, in making its investment or decision to invest in Company or in monitoring such investment. Each Investor agrees that no other Investor nor any officer, director, stockholder, employee, agent, partner or affiliate of any other Investor shall be liable for any action taken before or after this Agreement or omitted to be taken by any of them relating to or in connection with Company, the Notes or the Warrant, or any of them. Without limiting the foregoing, no Investor nor any of its officers, directors, stockholders, partners, employees or agents of affiliates, or other holder of any securities of Company shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about Company or its properties, business or financial and other affairs, acquired by such Investor or holder from Company or its officers, directors, employees, agents, representatives, counsel or auditors, and in turn provided to another Investor or holder of securities, nor shall any such Investor or other person have any obligation or responsibility whatsoever to provide any such information to any other Investor or holder of securities or to continue to provide any such information if any information is provided.

(p) Rights of Investors. Each Investor shall have the absolute right to exercise or refrain from exercising any right or rights that such Investor may have by reason of the Transaction Documents or at law or in equity, including without limitation the right to consent to the waiver of any obligation of Company and to enter into an agreement with Company for the purpose of modifying the Transaction Documents, and such Investor shall not incur any liability to any other Investor or Company with respect to exercising or refraining from exercising any such right or rights.

(q) No Commitment for Additional Financing. Company acknowledges and agrees that no Investor has made any representation, undertaking, commitment or agreement to provide or assist Company in obtaining any financing, investment or other assistance, other than the purchase of the Notes and Warrant as set forth in Section 1. In addition, Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Investor or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist Company in obtaining any financing or investment, (ii) Company shall not rely on any such statement by any Investor or its representatives and (iii) an obligation, commitment or agreement to provide or assist Company in obtaining any financing or investment may only be created by a written agreement, signed by such Investor and Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Investor shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in Company, and shall have no obligation to assist or cooperate with Company in obtaining any financing, investment or other assistance..

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY:

MOTIVE COMMUNICATIONS, INC.
a Delaware corporation

By:		/s/ Scott L. Harmon
Name:		Scott L. Harmon
Title:		Chief Executive Officer

INVESTORS:

AUSTIN VENTURES VII, L.P.

By:		/s/ John Thornton
Name:		John Thornton
Title:		General Partner

Entity Investor:

PIPER JAFFREY TECHNOLOGY CAPITAL SBIC, L.P.

By:		Piper Ventures Capital, Inc.

	By:	/s/ Maureen Harder
Name: Maureen Harder
Title: Principal

Individual Investors:

X /s/ Joye A. Jones
Printed name: Joye A. Jones

ERIC L. JONES AND JOYE A. JONES

X /s/ Eric L. Jones
Printed name: Eric L. Jones

X /s/ Joye A. Jones
Printed name: Joye A. Jones

Signature Page to Unit Purchase Agreement

SCHEDULE I

SCHEDULE OF INVESTORS

Name and Address	Note Amount	Warrant
AUSTIN VENTURES VII, L.P.	$11,800,000.00	1,701,703

(1)	All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

[To be determined]

ABA No.:

Account No.:

Account Holder:

Reference:

2)	Address for all notices:

AUSTIN VENTURES VII, L.P.

300 West Sixth St.

Suite 2300

Austin, TX 78701

Attn: John Thorton

Tel.:(512) 485-1900

Fax:(512) 476-3952

Signature Page to Unit Purchase Agreement

Name and Address	Note Amount	Warrant
Piper Jaffrey Technology Capital SBIC, L.P.	$200,000.00	28,842

(1)	All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

[To be determined]

ABA No.:

Account No.:

Account Holder:

Reference:

2)	Address for all notices:

Piper Jaffrey Technology Capital SBIC, L.P.

800 Nicollet Mall

J1012232

Minneapolis, MN 55402

Attn: Maureen Harder

Tel.: (612) 303-6368

Fax: (612) 303-1350

Name and Address	Note Amount	Warrant
Eric L. Jones and Joye A. Jones	$300,000.00	43,264

(1)	All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

[To be determined]

ABA No.:

Account No.:

Account Holder:

Reference:

2)	Address for all notices:

Eric Jones and Joye A. Jones

213 Bella Riva Drive

Austin, TX 78734

Tel.: (512) 266-1839

Fax: (512) 266-6474

Name and Address	Note Amount	Warrant
Joye A. Jones	$200,000.00	28,842

(1)	All payments on account of the Notes shall be made by bank wire transfer of immediately available funds to:

[To be determined]

ABA No.:

Account No.:

Account Holder:

Reference:

2) Address for all notices:

Joye A. Jones

213 Bella Riva Drive

Austin, TX 78734

Tel.: (512) 266-1839

Fax: (512) 266-6474